   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997


                                                   REGISTRATION NUMBER 333-37375
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4512                           36-3915637
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification
 incorporation or organization)     Classification Code Number)                   No.)

                            ------------------------

                             300 WEST MORGAN STREET
                                   SUITE 1200
                          DURHAM, NORTH CAROLINA 27701
                                 (919) 956-4800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                            JONATHAN S. WALLER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          MIDWAY AIRLINES CORPORATION
                       300 WEST MORGAN STREET, SUITE 1200
                          DURHAM, NORTH CAROLINA 27701
                             (919) 956-4800 (PHONE)
                              (919) 956-4801 (FAX)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

            HOWARD WOLF, ESQ.                        JOEL S. KLAPERMAN, ESQ.
       Fulbright & Jaworski L.L.P.                     Shearman & Sterling
        1301 McKinney, Suite 5100                      599 Lexington Avenue
        Houston, Texas 77010-3095                    New York, New York 10022

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
--------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
--------------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-37375) (the "Registration Statement") is being filed solely for the purpose of filing certain exhibits, and no changes or additions are being made hereby to the prospectus (the "Prospectus") that forms a part of this Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with the Offering, all of which shall be borne by the Company, are:

Securities and Exchange Commission Registration Fee...............  $  21,467
NASD Filing Fee...................................................      6,500
Nasdaq National Market Listing Fee................................      1,000
Legal Fees and Expenses...........................................    200,000
Accounting Fees and Expenses......................................    350,000
Blue Sky Fees and Expenses (including legal fees).................     25,000
Printing Expenses.................................................    200,000
Transfer Agent and Registrar Fees.................................     15,000
Miscellaneous.....................................................     31,033
                                                                    ---------
    TOTAL.........................................................  $ 850,000
                                                                    ---------
                                                                    ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to Section 145 of the GCL, the Company generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had not reasonable cause to believe their conduct was lawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for such persons.

    The above discussion of Section 145 of the GCL is not intended to be exhaustive and is qualified in its entirety by such statute.

    Reference is made to the form of the Underwriting Agreement, filed as
Exhibit 1.1 hereto, which contains provisions for indemnification of the Company, its directors, officers and any controlling persons by the Underwriters against certain liabilities for information furnished by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Since September 30, 1994, the Company has sold unregistered securities in the amounts, at the time and for the aggregate amounts of consideration listed below. With respect to sales of preferred stock, all shares and amounts and per share prices described below have been adjusted to reflect the conversion of such shares into Common Stock immediately prior to the closing of the Offering and a 682.9108392-to-1 stock split effected prior to the Offering. The securities were sold to purchasers directly by the Company, and such sales did not involve any underwriter. The Company considers these securities to have been offered and sold in transactions not involving a public offering and therefore, to be exempted from registration under Section 4(2) of the Securities Act of 1933, as amended.

                                                                                    AGGREGATE
                                                                                    AMOUNT OF
                                                                                    SECURITIES    AGGREGATE
PURCHASER                                     TYPE                     DATE           ISSUED    CONSIDERATION
--------------------------------  ----------------------------  ------------------  ----------  -------------
Zell/Chilmark Fund L.P..........  Common Stock Warrant          May 1995             3,912,750  $   5,217,000(1)
Debt Group(2)...................  Common Stock Warrants         May 1995               587,250  $     783,000(3)
Zell/Chilmark Fund L.P..........  Common Stock Warrant          February 1996        1,500,000  $   2,000,000(4)
Zell/Chilmark Fund L.P..........  Common Stock Warrant          September 1996         750,000  $   1,000,000(5)
Zell/Chilmark Fund L.P..........  Common Stock Warrant          October 1996           750,000  $   1,000,000(6)
AMR Corporation.................  Common Stock Warrant          February 1997          390,625               (7)
James H. Goodnight, Ph.D........  Senior Convertible Preferred
                                  Stock                         February 1997        2,509,697  $  10,096,143
John P. Sall....................  Senior Convertible Preferred
                                  Stock                         February 1997        1,218,995  $   4,903,841
Zell/Chilmark Fund L.P..........  Common Stock                  February 1997        1,740,056  $   7,000,000
debis AirFinance B.V............  Common Stock                  February 1997          260,189               (7)
Wings Aircraft Finance, Inc.....  Common Stock                  February 1997          130,435               (7)

------------------------

(1) Consideration represents subordinated debt financing provided by Zell/Chilmark to the Company. For each $1,000 of financing provided, the Company issued to Zell/Chilmark a warrant to purchase 750 shares of Class C Common Stock of the Company. This warrant was canceled on February 11, 1997.

(2) The Debt Group includes 17 different individuals or trusts and one partnership.

(3) Consideration represents subordinated debt financing provided by the Debt Group to the Company in the aggregate amount of $783,000. For each $1,000 of financing provided, the Company issued to the members of the Debt Group a warrant to purchase of 750 shares of Class C Common Stock of the Company. These warrants were canceled on February 11, 1997.

(4) Consideration represents subordinated debt financing provided by Zell/Chilmark to the Company. For each $1,000 of financing provided, the Company issued to Zell/Chilmark a warrant to purchase 750 shares of Class C Common Stock of the Company. This warrant was canceled on February 11, 1997.

(5) See note 4 above.

(6) See note 4 above.

(7) Consideration received included the conversion of certain short term liabilities into long term debt and the reduction of certain recurring expenses of the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits:

 NO.                                                     DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

   1.1+    --Form of Underwriting Agreement.

   3.1+    --Amended and Restated Certificate of Incorporation.

   3.2+    --Amended and Restated By-laws.

   4.1+    --Form of Common Stock Certificate.

 NO.                                                     DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
   4.2+    --See Exhibits 3.1 and 3.2 for provisions of the Restated Certificate of Incorporation and Amended and
             Restated By-laws of Midway defining the rights of the holders of Common Stock.

   5.1+    --Opinion of Fulbright & Jaworski L.L.P.

  10.1+    --Stock Option Plan.

  10.2+    --Profit Sharing Plan.

  10.3*    --Aircraft Operating Lease Agreement No. AOLAF-111 dated as of November 11, 1993 between First Security
             Bank of Utah, N.A. ("FSBU") and Midway as amended.

  10.4*    --Aircraft Operating Lease Agreement No. AOLAF-112 dated as of November 11, 1993 between FSBU and
             Midway as amended.

  10.5*    --Aircraft Operating Lease Agreement No. AOLAF-113 dated as of November 11, 1993 between FSBU and
             Midway as amended.

  10.6*    --Aircraft Operating Lease Agreement No. AOLAF-114 dated as of November 11, 1993 between FSBU and
             Midway as amended.

  10.7*    --Aircraft Operating Lease Agreement No. AOLAF-115-A dated as of July 10, 1995 between Wings Aircraft
             Finance, Inc. ("Wings") and Midway, as amended.

  10.8*    --Aircraft Operating Lease Agreement No. AOLAF-116-A dated as of July 10, 1995 between Wings and
             Midway, as amended.

  10.9*    --Aircraft Operating Lease Agreement No. AOLAF-117-A dated as of July 10, 1995 between Wings and
             Midway, as amended.

  10.10*   --Aircraft Operating Lease Agreement No. AOLAF-118-A dated as of July 10, 1995 between Wings and
             Midway, as amended.

  10.11*   --Aircraft Operating Lease Agreement No. AOLAF-135 dated as of July 20, 1995 between FSBU and Midway, as amended.

  10.12*   -- Aircraft Operating Lease Agreement No. AOLAF-524 dated as of August 1, 1995 between FSBU and Midway, as amended.

  10.13*   --Aircraft Operating Lease Agreement No. AOLAF-525 dated as of October 15, 1995 between FSBU and
             Midway, as amended.

  10.14*   --Aircraft Operating Lease Agreement No. AOLAF-136 dated as of December 15, 1995 between FSBU and
             Midway, as amended.

  10.15*   --Aircraft Lease Agreement dated as of May 24, 1995 between Wilmington Trust Company and Midway.

  10.16*   --Airbus A-320-200 Purchase Agreement dated as of March 17, 1995 between AVSA. S.A.R.L. ("AVSA") and
             Midway with Amendment Nos. 1 through 6 thereto.

           Letter Agreement No. 2 Re: Purchase Incentives and Miscellaneous Matters, as amended

           Letter Agreement No. 3 Re: Option Aircraft, as amended

           Letter Agreement Re: Financial Matters with Amendment No. 4 thereto.

  10.17*   --Agreement of Sublease dated as of January 18, 1995 between American Airlines, Inc. ("AA") and Midway, as amended.

 NO.                                                     DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  10.18*   --AAdvantage-Registered Trademark- Participating Carrier Agreement dated as of January 18, 1995 between
             AA and Midway, as amended.

  10.19*   --Secured Promissory Note dated February 7, 1997 from Midway to AA.

  10.20*   --February 10, 1997 Letter Agreement between American Airlines, Inc. and Midway with Exhibits A and C through I thereto.

  10.21*   --Agreement Relating to Repair and Overhaul of Rolls Royce Engines dated as of May 10, 1996 between
             Rolls Royce Aero Engine Services Limited and Midway.

  10.22*   --Purchase Agreement between Bombardier Inc. and Midway dated September 17, 1997 with Letter Agreements
             001 through 011.

  10.23*   --Services and Licenses Agreement between Midway and Airline Management Services, Inc. dated as of
             December 7, 1995 with Annex A thereto.

  10.24*   --Letter Agreement dated as of July 1, 1996 between Fokker Services, Inc. and Midway.

  10.25*   --Aircraft Maintenance Services Agreement dated August 27, 1997 between Time Air Inc. doing business as
             Canadian Regional Airlines and Midway.

  10.26*   --Warrant to Purchase Shares of Common Stock of Midway Airlines Corporation dated February 11, 1997 issued by Midway in favor of AMR Corporation.

  10.27+   --Stockholders Agreement dated as of February 11, 1997.

  10.28*   --General Terms of Sale between IAE International Aero Engines AG and Midway dated May 17, 1995 with
             Side Letter Number 1 and Side Letter Number 2 thereto.

  10.29*   --Promissory Note dated February 11, 1997 made by Midway to debis AirFinance B.V.

  10.30*   --Promissory Note dated February 11, 1997 made by Midway to Daimler Benz Aerospace A.G.

  10.31+   --Severance Agreement and Other Matters made as of February 11, 1997 between Robert R. Ferguson III and
             Midway.

  10.32+   --Employment Agreement dated as of July 15, 1996 between Steven Westberg and Midway, as amended.

  10.33+   --Employment Agreement dated as of July 15, 1996 between Jonathan S. Waller and Midway, as amended.

  10.34+   --Employment Agreement dated as of July 15, 1996 between Joanne Smith and Midway, as amended.

  10.35+   --Agreement between Rolls Royce Canada Limited and Midway dated as of September 30, 1997.

  10.36+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Robert R. Ferguson III.

  10.37+   --Agreement and Plan of Merger dated as of January 17, 1997 by and among Midway, GoodAero, Inc., James
             H. Goodnight, Ph.D, John P. Sall and the Zell/Chilmark Fund L.P., as amended.

  10.38*   --Letter Agreement dated September 12, 1997 between GE Aircraft Engines and Midway.

 NO.                                                     DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  10.39*   --Sublease dated June 30, 1995 between Peoples Security Life Insurance Company and Midway.

  10.40*   --Sublease Agreement dated May 1, 1995 between Page Avjet Corporation and Midway.

  10.41*   --AAirpass Agreement dated as of March 2, 1995 between American Airlines Inc. and Midway.

  10.42*   --Engine Lease Agreement dated September 11, 1997 between RRPF Engine Leasing Limited and Midway.

  10.43+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Steven Westberg.

  10.44+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Jonathan S. Waller.

  10.45+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Joanne Smith.

  10.46+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Thomas Duffy, Jr.

  10.47+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of David Vance.

  10.48*   --Agreement, executed September and November 1997, between Rolls-Royce Canada Limitee and Midway.

  11.1+    --Statement of Computation of per share earnings.

  16.1**   --Letter from Arthur Andersen LLP regarding change in independent public accountants.

  23.1**   --Consent of Ernst & Young LLP.

  23.2**   --Consent of Arthur Andersen LLP.

  23.3+    --Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

  24.1**   --Powers of Attorney from certain members of the Board of Directors of the Company.


------------------------

*   Portions have been omitted pursuant to a request for confidential treatment.

**  Previously filed.

+   To be filed by amendment.

    As permitted by Item 601(b)(4) of Regulation S-K, the Company has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Company, if any, because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

    (b) Financial Statement Schedules:

    [Not applicable]

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Company hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned Company hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, Midway Airlines Corporation has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on November 20, 1997.


                                MIDWAY AIRLINES CORPORATION

                                By:  /s/ JONATHAN S. WALLER
                                     -----------------------------------------
                                     Jonathan S. Waller
                                     SENIOR VICE PRESIDENT

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              *
------------------------------
    Robert R. Ferguson III      Chairman             November 20, 1997
                                  of the
                                  Board,
                                  President
                                  and
                                  Chief
                                  Executive
                                  Officer
                                 (Principal
                                  Executive
                                  Officer)

              *
------------------------------
       Steven Westberg          Senior             November 20, 1997
                                  Vice
                                  President
                                and
                                Chief
                                Financial
                                  Officer
                                  (Principal
                                  Financial
                                  and
                                  Accounting
                                  Officer)

              *
------------------------------
   W. Greyson Quarles, Jr.      Director             November 20, 1997

              *
------------------------------
         Howard Wolf            Director             November 20, 1997

              *
------------------------------
    Gregory J. Robitaille       Director             November 20, 1997

   */s/  JONATHAN S. WALLER
------------------------------
        Jonathan S. Waller
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 NO.                                                     DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

   1.1+    --Form of Underwriting Agreement.

   3.1+    --Amended and Restated Certificate of Incorporation.

   3.2+    --Amended and Restated By-laws.

   4.1+    --Form of Common Stock Certificate.

   4.2+    --See Exhibits 3.1 and 3.2 for provisions of the Restated Certificate of Incorporation and Amended and
             Restated By-laws of Midway defining the rights of the holders of Common Stock.

   5.1+    --Opinion of Fulbright & Jaworski L.L.P.

  10.1+    --Stock Option Plan.

  10.2+    --Profit Sharing Plan.

  10.3*    --Aircraft Operating Lease Agreement No. AOLAF-111 dated as of November 11, 1993 between First Security
             Bank of Utah, N.A. ("FSBU") and Midway as amended.

  10.4*    --Aircraft Operating Lease Agreement No. AOLAF-112 dated as of November 11, 1993 between FSBU and
             Midway as amended.

  10.5*    --Aircraft Operating Lease Agreement No. AOLAF-113 dated as of November 11, 1993 between FSBU and
             Midway as amended.

  10.6*    --Aircraft Operating Lease Agreement No. AOLAF-114 dated as of November 11, 1993 between FSBU and
             Midway as amended.

  10.7*    --Aircraft Operating Lease Agreement No. AOLAF-115-A dated as of July 10, 1995 between Wings Aircraft
             Finance, Inc. ("Wings") and Midway, as amended.

  10.8*    --Aircraft Operating Lease Agreement No. AOLAF-116-A dated as of July 10, 1995 between Wings and
             Midway, as amended.

  10.9*    --Aircraft Operating Lease Agreement No. AOLAF-117-A dated as of July 10, 1995 between Wings and
             Midway, as amended.

  10.10*   --Aircraft Operating Lease Agreement No. AOLAF-118-A dated as of July 10, 1995 between Wings and
             Midway, as amended.

  10.11*   --Aircraft Operating Lease Agreement No. AOLAF-135 dated as of July 20, 1995 between FSBU and Midway, as amended.

  10.12*   -- Aircraft Operating Lease Agreement No. AOLAF-524 dated as of August 1, 1995 between FSBU and Midway, as amended.

  10.13*   --Aircraft Operating Lease Agreement No. AOLAF-525 dated as of October 15, 1995 between FSBU and
             Midway, as amended.

  10.14*   --Aircraft Operating Lease Agreement No. AOLAF-136 dated as of December 15, 1995 between FSBU and
             Midway, as amended.

  10.15*   --Aircraft Lease Agreement dated as of May 24, 1995 between Wilmington Trust Company and Midway.

  10.16*   --Airbus A-320-200 Purchase Agreement dated as of March 17, 1995 between AVSA. S.A.R.L. ("AVSA") and
             Midway with Amendment Nos. 1 through 6 thereto.

 NO.                                                     DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
           Letter Agreement No. 2 Re: Purchase Incentives and Miscellaneous Matters, as amended

           Letter Agreement No. 3 Re: Option Aircraft, as amended

           Letter Agreement Re: Financial Matters with Amendment No. 4 thereto.

  10.17*   --Agreement of Sublease dated as of January 18, 1995 between American Airlines, Inc. ("AA") and Midway, as amended.

  10.18*   --AAdvantage-Registered Trademark- Participating Carrier Agreement dated as of January 18, 1995 between
             AA and Midway, as amended.

  10.19*   --Secured Promissory Note dated February 7, 1997 from Midway to AA.

  10.20*   --February 10, 1997 Letter Agreement between American Airlines, Inc. and Midway with Exhibits A and C through I thereto.

  10.21*   --Agreement Relating to Repair and Overhaul of Rolls Royce Engines dated as of May 10, 1996 between
             Rolls Royce Aero Engine Services Limited and Midway.

  10.22*   --Purchase Agreement between Bombardier Inc. and Midway dated September 17, 1997 with Letter Agreements
             001 through 011.

  10.23*   --Services and Licenses Agreement between Midway and Airline Management Services, Inc. dated as of
             December 7, 1995 with Annex A thereto.

  10.24*   --Letter Agreement dated as of July 1, 1996 between Fokker Services, Inc. and Midway.

  10.25*   --Aircraft Maintenance Services Agreement dated August 27, 1997 between Time Air Inc. doing business as
             Canadian Regional Airlines and Midway.

  10.26*   --Warrant to Purchase Shares of Common Stock of Midway Airlines Corporation dated February 11, 1997 issued by Midway in favor of AMR Corporation.

  10.27+   --Stockholders Agreement dated as of February 11, 1997.

  10.28*   --General Terms of Sale between IAE International Aero Engines AG and Midway dated May 17, 1995 with
             Side Letter Number 1 and Side Letter Number 2 thereto.

  10.29*   --Promissory Note dated February 11, 1997 made by Midway to debis AirFinance B.V.

  10.30*   --Promissory Note dated February 11, 1997 made by Midway to Daimler Benz Aerospace A.G.

  10.31+   --Severance Agreement and Other Matters made as of February 11, 1997 between Robert R. Ferguson III and
             Midway.

  10.32+   --Employment Agreement dated as of July 15, 1996 between Steven Westberg and Midway, as amended.

  10.33+   --Employment Agreement dated as of July 15, 1996 between Jonathan S. Waller and Midway, as amended.

  10.34+   --Employment Agreement dated as of July 15, 1996 between Joanne Smith and Midway, as amended.

  10.35+   --Agreement between Rolls Royce Canada Limited and Midway dated as of September 30, 1997.

  10.36+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Robert R. Ferguson III.

 NO.                                                     DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  10.37+   --Agreement and Plan of Merger dated as of January 17, 1997 by and among Midway, GoodAero, Inc., James
             H. Goodnight, Ph.D, John P. Sall and the Zell/Chilmark Fund L.P., as amended.

  10.38*   --Letter Agreement dated September 12, 1997 between GE Aircraft Engines and Midway.

  10.39*   --Sublease dated June 30, 1995 between Peoples Security Life Insurance Company and Midway.

  10.40*   --Sublease Agreement dated May 1, 1995 between Page Avjet Corporation and Midway.

  10.41*   --AAirpass Agreement dated as of March 2, 1995 between American Airlines Inc. and Midway.

  10.42*   --Engine Lease Agreement dated September 11, 1997 between RRPF Engine Leasing Limited and Midway.

  10.43+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Steven Westberg.

  10.44+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Jonathan S. Waller.

  10.45+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Joanne Smith.

  10.46+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of Thomas Duffy, Jr.

  10.47+   --Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of February 11,
             1997 issued by Midway in favor of David Vance.

  10.48*   --Agreement, executed September and November 1997, between Rolls-Royce Canada Limitee and Midway.

  11.1+    --Statement of Computation of per share earnings.

  16.1**   --Letter from Arthur Andersen LLP regarding change in independent public accountants.

  23.1**   --Consent of Ernst & Young LLP.

  23.2**   --Consent of Arthur Andersen LLP.

  23.3+    --Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

  24.1**   --Powers of Attorney from certain members of the Board of Directors of the Company.


------------------------

*   Portions have been omitted pursuant to a request for confidential treatment.

**  Previously filed.

+   To be filed by amendment.

    As permitted by Item 601(b)(4) of Regulation S-K, the Company has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Company, if any, because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

    (b) Financial Statement Schedules:

    [Not applicable]